UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022
Hayward Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40208	82-2060643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Vantage Park Drive
Suite 400 Charlotte, NC 28203
(Address of principal executive offices, including zip code)

(704) 285-5445
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HAYW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment No. 4 to First Lien Credit Agreement

On December 13, 2022, Hayward Industries, Inc., a New Jersey corporation (the “Borrower”) and a wholly-owned subsidiary of Hayward Holdings, Inc. (the “Company”), and certain wholly-owned subsidiaries of the Borrower party thereto, each, entered into an amendment no. 4 to first lien credit agreement, dated as of December 13, 2022 (the “Fourth Amendment”), with Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and the other financial institutions and lenders party thereto, which amended the credit agreement, originally dated as of August 4, 2017, by and among the Borrower, Hayward Intermediate, Inc., a Delaware corporation, certain wholly-owned subsidiaries of the Borrower party thereto from time to time, the Administrative Agent and the other financial institutions party thereto from time to time (as amended prior to December 13, 2022, the “Credit Agreement”). The Fourth Amendment provides for, among other things, an incremental term loan under the Credit Agreement in an aggregate original principal amount of approximately $125 million (the “Incremental Term Loan B”). The Incremental Term Loan B matures on May 28, 2028. The Incremental Term Loan B bears interest at an annual rate equal to an applicable interest rate margin, plus, at the Borrower’s option, either (x) the forward-looking rate based on the Secured Overnight Financing rate (“Term SOFR”) (SOFR with respect to the Incremental Term Loan B shall be subject to a floor of 0.50%) or (y) an alternate base rate (which will be the highest of (i) 0.50% per annum above the federal funds effective rate, (ii) one-month Term SOFR plus 1.00% per annum and (iii) the prime rate (the alternate base rate with respect to the Incremental Term Loan B shall be subject to a floor of 0.50%)). The Incremental Term Loan B is subject to quarterly amortization equal to 0.25% of the aggregate original principal amount beginning December 31, 2022. Voluntary prepayments of the Incremental Term Loan B are permitted, in whole or in part, with prior notice, without premium or penalty (except for (i) customary Term SOFR breakage costs and (ii) in the case of certain repricing transactions within a specified period of time following the incurrence of the Incremental Term Loan B, a call premium, in each case, as further set forth in the Fourth Amendment).

The foregoing summary of the Fourth Amendment is subject to, and qualified in its entirety by, the full text of the Fourth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On December 9, 2022 the Company issued a press release announcing that it had secured commitments for the Incremental Term Loan B. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to First Lien Credit Agreement, dated December 13, 2022, by and among Hayward Industries, Inc. and Bank of America, N.A., as administrative agent and collateral agent.
99.1	Hayward Holdings, Inc. Press Release, dated December 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYWARD HOLDINGS, INC.

Date: December 15, 2022	By:	/s/ Eifion Jones
Eifion Jones
Senior Vice President and Chief Financial Officer